COCA-COLA ENTERPRISES INC.                 EXHIBIT 99
                                                                     PAGE 1 0F 2
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (Unaudited; in millions except per share data)

                                 Second Quarter             Six Months
                                ---------------- Percent  -------------- Percent
                                 1994    1993(1) Change    1994    1993  Change
                                ------   ------- -------  ------  ------ -------
Net Operating Revenues          $1,610   $1,448    11%    $2,929  $2,656   10%
Cost of sales                      987      892    11%     1,786   1,623   10%
                                ------   ------           ------  ------
Gross Profit                       623      556    12%     1,143   1,033   11%
Selling, general and
  administrative expenses          473      423    12%       924     831   11%
                                ------   ------           ------  ------
Operating Income                   150      133    13%       219     202    8%
Interest expense, net               77       81    (5)%      157     164   (4)%
Other nonoperating expenses,
  net                                0        0                2       1
                                ------   ------           ------  ------
Income Before Income Taxes          73       52    40%        60      37   62%
Income tax expense                  35       36    (3)%       28      25   12%
                                ------   ------           ------  ------
Net Income                          38       16   138%        32      12  167%
Preferred stock dividend
  requirements                       0        0                1       0
                                ------   ------           ------  ------
Net Income Applicable to
  Common Share Owners           $   38   $   16   138%        31      12  158%
                                ======   ======           ======  ======

Average Common Shares
  Outstanding                      130      130              130     130
                                ======   ======           ======  ======

Net Income Per Common
  Share (2)                     $ 0.29   $ 0.13   123%    $ 0.24  $ 0.09  167%
                                ======   ======           ======  ======

Cash Operating Profit Data:
Operating income                $  150    $ 133    13%       219     202    8%
Depreciation                        69       61    13%       138     118   17%
Amortization                        46       40    15%        89      81   10%
                                ------   ------           ------  ------
Cash Operating Profit (3)       $  265   $  234    13%    $  446  $  401   11%
                                ======   ======           ======  ======

Volume Growth - 1994 as
  compared to 1993: (4)

    Bottle/can volume
      growth                                       11%                     10%
    Fountain gallon volume
      growth                                        7%                    8.5%


See Notes to Condensed Financial Information.

                         COCA-COLA ENTERPRISES INC.                   EXHIBIT 99
                                                                     PAGE 2 OF 2
                 NOTES TO CONDENSED FINANCIAL INFORMATION
                        Quarter ended July 1, 1994
                         (Unaudited; in millions)


The Company's press release on the results of operations for the second quarter and first six months of 1994 was released to the public on July 19, 1994. This condensed financial information is prepared for the purpose of filing a summary of second-quarter and six-months 1994 financial information, which was included in the Company's press release on July 19, 1994, with the Securities and Exchange Commission.

(1)   On June 30, 1993, the Company acquired from The Coca-Cola Company:
      (i) Coca-Cola Beverages Nederland B.V. in the Netherlands; (ii) Roddy Coca-Cola Bottling Company, Inc.; and (iii) Coca-Cola Bottling of Johnson City, Tennessee. The results of operations of these companies are included in the Condensed Consolidated Statements of Operations from the beginning of third-quarter 1993.

(2)   Per share data calculated prior to rounding to millions.

(3) Reported second-quarter and six month 1994 cash operating profit includes the effect of the acquisitions referred to in note (1) above. After appropriate adjustments to eliminate the effects of these acquisitions, comparable second-quarter and six-month 1994 cash operating profit increased approximately 7% and 5%, respectively, as compared to the same prior year periods.

(4) Adjusting 1993 volume for the effect of acquisitions, second-quarter and six-month 1994 comparable physical case bottle/can volume would have increased approximately 3.5% and 3%, respectively, and comparable fountain gallon volume would have increased approximately 3% and 4.5%, respectively, as compared to the same prior year periods.